UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2021

Cinemark Holdings, Inc.
 (Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Plano, Texas 75093
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 665-1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CNK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2021, the Board of Directors (the “Board”) of Cinemark Holdings, Inc. (the “Company”) appointed Melissa Hayes Thomas as the Executive Vice President – Chief Financial Officer of the Company, to be effective as of November 8, 2021.  In connection with Ms. Thomas’ appointment, the Company entered into an Employment Agreement (the “Employment Agreement”) with Ms. Thomas, which has an effective date of November 8, 2021 (the “Effective Date”). As of the Effective Date and in connection with Ms. Thomas’s appointment as the Executive Vice President – Chief Financial Officer of the Company, Sean Gamble will step down as Executive Vice-President-Chief Financial Officer of the Company.  Mr. Gamble will continue as the President and Chief Operating Officer of the Company.

Ms. Thomas, age 41, has been the Chief Financial Officer of Groupon, Inc. (“Groupon”) since February 2020 and served as Groupon’s Interim Chief Financial Officer from August 2019 to her appointment as Chief Financial Officer, its Chief Accounting Officer and Treasurer since November 2018 from November 2018 until her appointment as Interim Chief Financial Officer and its Vice President of Commercial Finance since May 2017from May 2017 until her appointment to Chief Accounting Officer and Treasurer. Prior to joining Groupon, Ms. Thomas served as Vice President of Finance at Surgical Care Affiliates from June 2016 to May 2017. From August 2007 to May 2016, Ms. Thomas served in a variety of finance and accounting leadership roles at Orbitz Worldwide (NYSE: OWW), including Vice President of Finance. Prior to her employment at Orbitz, Ms. Thomas held accounting positions at Equity Office Properties and began her career at PricewaterhouseCoopers.

There are no family relationships between Ms. Thomas and any of the directors or executive officers of the Company, and there are no transactions in which Ms. Thomas has had an interest requiring disclosure under Item 404(a) of Regulation S-K.  There is no arrangement or understanding between Ms. Thomas and any other person pursuant to which Ms. Thomas was approved as an officer of the Company other than as specified below.

The term (the “Term”) of Ms. Thomas’s employment with the Company shall be for a period of three (3) years from the Effective Date; provided, however, that at the end of each year of the Term, the Term shall be automatically extended for an additional one‑year period unless Ms. Thomas’s employment with the Company is terminated.

Ms. Thomas’s base salary shall be $575,000 per year, which is subject to review each year during the Term by the Compensation Committee of the Board (the “Compensation Committee”) for increase (but not decrease). In addition, Ms. Thomas is eligible to receive an annual cash incentive bonus upon the Company meeting certain performance targets established by the Compensation Committee for the fiscal year; provided, however, that Ms. Thomas’s target bonus shall not be less than 90% of her base salary. Ms. Thomas is also eligible to participate in the Company’s equity incentive plan; provided, however, that Ms. Thomas’s grant date fair value of equity awards shall not be less than 175% of her annual base salary.  Ms. Thomas qualifies for the Company’s 401(k) matching program and is also entitled to certain additional insurance benefits such as life and disability.  On the Effective Date, Ms. Thomas will be entitled to receive (i)  a signing bonus in the amount of $500,000 payable on such date in 2022 as the Annual Bonus is paid to other similarly situated executives, reduced by standard withholding and other authorized deductions and (ii) a special grant (the “Tier 1 Special Grant”) of restricted stock with a fair market value on the date of grant equal to $2,012,000 (the “Tier 1 Special Grant Value”) and a special grant (the “Tier 2 Special Grant”) of restricted stock with a fair market value on the date of grant equal to $1,610,000 (the “Tier 2 Special Grant Value”).  The number of shares of restricted stock to be issued shall be determined by dividing the Tier 1 Special Grant Value and the Tier 2 Special Grant Value by the closing price of the Company’s common stock on the business day immediately preceding the Effective Date, rounded down to the nearest whole share.  The Tier 1 Special Grant shall vest fifty percent (50%) on the first anniversary of the Effective Date and fifty percent (50%) on the second anniversary of the Effective Date (assuming Ms. Thomas is then, and has been continuously, employed by the Company or any of its subsidiaries).  The Tier 2 Special Grant shall vest fifty percent (50%) on the third anniversary of the Effective Date and fifty percent (50%) on the fourth anniversary of the Effective Date (assuming Ms. Thomas is then, and has been continuously, employed by the Company or any of its subsidiaries).  The terms of the Tier 1 Special Grant and the Tier 2 Special Grant shall be subject to the terms of a restricted stock award agreement and the terms of the Company’s Amended and Restated 2017 Omnibus Incentive Plan.  The Company has also agreed to pay Ms. Thomas $120,000, reduced by standard withholding and other authorized deductions, for relocation expenses (the “Relocation Expenses”) and will reimburse Ms. Thomas up to $24,000 for temporary housing for up to six months.  If Ms. Thomas (i) voluntarily terminates active, continuous full-time employment without our Chief Executive Officer’s prior written consent or (ii) the Company terminates Ms. Thomas’s employment with the Company for cause (as defined in the Employment Agreement), then (x) if the termination date occurs in the calendar year 2021 Ms. Thomas shall have the obligation to repay to the Company 100% of the Relocation Expenses paid to her; (y) if the termination date occurs prior to the one year anniversary of the Effective Date but after the calendar year 2021, Ms. Thomas shall have the obligation to repay to the Company 100% of her net after-tax value of the Relocation Expenses and (z) if the termination date occurs on or after the first anniversary of the Effective Date, then Ms. Thomas shall have the obligation to repay to the Company a pro-rated portion of Ms. Thomas’s net after-tax value of the Relocation Expenses, with such pro-ration based on a fraction with a numerator equal to the number of full months Ms. Thomas has been employed by the Company from the one year anniversary of the Effective Date to the termination date and a denominator equal to twenty-four (24). In each case, the repayment amount is to be remitted to the Company by Ms. Thomas within ten (10) days of the date her employment is terminated. If her employment is terminated for any other reason, Ms. Thomas shall have no obligation to repay the Relocation Expenses to the Company.

The Employment Agreement provides for severance payments upon termination of Ms. Thomas’s employment, the amount and nature of which depends upon the reason for termination. If Ms. Thomas is terminated without cause, Ms. Thomas shall receive accrued compensation (which includes unpaid annual base salary, a pro rata annual cash incentive bonus for the fiscal year in which the termination occurs and any previously vested equity incentive awards and benefits such as retirement benefits and vacation pay, in accordance with the terms of the plan or agreement pursuant to which such equity awards or benefits were granted) through the date of termination “Accrued Entitlements”); two times the annual base salary in effect as of the date of such termination, payable in accordance with the Company’s normal payroll practices for a period of twenty-four (24) months; an amount equal to the most recent annual cash incentive bonus received by Ms. Thomas for the fiscal year ended prior to the date of such termination, payable in a lump sum within thirty (30) days of termination; outstanding stock options shall become fully vested and exercisable upon such termination; equity awards other than stock options with time-based vesting provisions shall become vested on a pro rata basis and equity awards other than stock options with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period and if or to the extent the performance provisions are attained shall become vested on a pro rata basis without any regard to any continued employment requirement. Ms. Thomas and her dependents shall also be entitled to continue to participate in the Company’s group health insurance programs for a period of twenty-four (24) months from the termination date. If Ms. Thomas resigns for good reason (as defined in the Employment Agreement) Ms. Thomas shall receive all of the above stated payments and benefits except that the annual base salary shall be payable in a lump sum subject to the requirements of Section 409A of the Code.

In the event Ms. Thomas’s employment is terminated due to her death or disability (as defined in the Employment Agreement), Ms. Thomas or her estate shall receive Accrued Entitlements; a lump sum payment equal to twelve (12) months of Ms. Thomas’s annual base salary as in effect at the time of termination, provided, in the case of disability, such amount shall be offset by the amount of annual base salary paid by the Company to Ms. Thomas or her representative following the date she was first unable to substantially perform her duties through the date of termination; any benefits payable to Ms. Thomas and/or her beneficiaries in accordance with the terms of any applicable benefit plan; and Ms. Thomas’s dependents shall be entitled to continue to participate in the Company’s group health insurance programs for a period of twelve (12) months from the termination date. All outstanding equity awards shall vest in accordance with the Company’s equity incentive plan.

In the event Ms. Thomas’s employment is terminated for cause or under a voluntary termination (as defined in the Employment Agreement), Ms. Thomas shall receive accrued base salary through the date of termination and any previously vested rights under the Company’s equity incentive plan in accordance with the terms of such plan.

If Ms. Thomas is terminated (other than for disability, death or cause) or resigns for good reason within one year after a change of control (as defined in the Employment Agreement), Ms. Thomas shall receive Accrued Entitlements; a lump sum payment equal to two times her annual base salary as in effect at the time of termination plus an amount equal to one and a half times the most recent annual bonus received by Ms. Thomas for the fiscal year ended prior to the date of termination; Ms. Thomas and her dependents shall be entitled to continue to participate in the Company’s group health insurance programs on the same terms as similarly situated active employees for a period of thirty (30) months and any outstanding equity awards shall be fully vested and/or exercisable as of the date of termination and shall remain exercisable in accordance with the terms of the plan or arrangement pursuant to which such compensation awards were granted.

Unless Ms. Thomas’s employment is terminated by the Company for cause Ms. Thomas shall also be entitled to office space and support services for a period of not more than three months (3) following the date of any termination either at the Company’s main office or at a suitable office space in the Dallas/Plano area.

The Employment Agreement contains various covenants, including covenants related to confidentiality and non-competition (other than certain permitted activities as defined therein).

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Ms. Thomas is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Exhibit Description
10.1	Employment Agreement dated as of October 7, 2021, by and between Cinemark Holdings, Inc. and Melissa Hayes Thomas.
99.1	Press Release dated October 12, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier
Name: Michael D. Cavalier
Title: Executive Vice President - General Counsel and Business Affairs

Date: October 13, 2021